Exhibit 10.3

SUBSIDIARY GUARANTEE

THIS SUBSIDIARY GUARANTEE (as amended, restated, supplemented, or otherwise modified and in effect from time to time, this “Guarantee”) is made as of July 31, 2024, jointly and severally, by and among ELEVAI LABS INC., a Delaware corporation (the “Company”), ELEVAI SKINCARE INC., a Delaware corporation, and together with each other Person who becomes a party to this Guarantee by execution of a joinder in the form of Exhibit A attached hereto, which shall include all wholly-owned or majority-owned subsidiaries of the Company acquired after the date hereof for so long as this Guarantee remains in effect (except as otherwise provided in the Securities Purchase Agreement by and among the Company and the Purchasers as defined therein dated the date of this Guarantee (the “Purchase Agreement”), shall each be referred to individually as a “Guarantor” and collectively as the “Guarantors”), in favor of the Purchasers as defined in the Purchase Agreement.

RECITALS

WHEREAS, pursuant to and in accordance with the Purchase Agreement, the Company has executed and delivered the Notes as defined in the Purchase Agreement dated as of July 31, 2024 (the “Closing Date”) in an original aggregate principal amount of $1,150,000 as provided in the Purchase Agreement, all of which shall be issued at the Closing Date;

WHEREAS, pursuant to the Purchase Agreement, the Debtors have granted each Purchaser, a first priority Lien on and security interest in all of their respective rights in the Collateral (as defined in the Security Agreement); and

WHEREAS, the Guarantors are and will be Subsidiaries of the Company and, as such, will derive substantial benefit and advantage from the Purchase Agreement, the Notes, and the other related agreements (collectively, the “Transaction Documents”).

AGREEMENTS

NOW, THEREFORE, for and in consideration of the promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby jointly and severally agrees as follows:

1. Definitions. Capitalized words and terms used herein without definition and defined in the Purchase Agreement are used herein as defined therein. In addition, as used herein:

“Bankruptcy Code” shall mean the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended and in effect from time to time thereunder.

“Obligations” shall mean all obligations arising under the Notes including but not limited to the principal, accrued interest, and other sums due under the Notes.

2. Guarantee of Payment.

(a) Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees the full and prompt payment and performance to the Purchasers when due, upon demand, at maturity or by reason of acceleration or otherwise and at all times thereafter, of any and all of the Obligations.

(b) Each Guarantor acknowledges that valuable consideration supports this Guarantee, including, without limitation, the consideration set forth in the recitals above; any extension, renewal, or replacement of any of the Obligations; any forbearance with respect to any of the Obligations or otherwise; any cancellation of an existing guaranty; any purchase of any of the Company’s assets by any Purchaser; or any other valuable consideration.

(c) Each Guarantor agrees that all payments under this Guarantee shall be made in United States currency and in the same manner as provided for the Obligations.

(d) Notwithstanding any provision of this Guarantee to the contrary, it is intended that this Guarantee, and any interests, Liens, and security interests granted by Guarantors as security for this Guarantee, not constitute a “Fraudulent Conveyance” (as defined below) in the event that this Guarantee or such interest is subject to the Bankruptcy Code or any applicable fraudulent conveyance or fraudulent transfer law or other applicable laws of any state. Consequently, the Guarantors and the Purchasers all agree that if this Guarantee, or any such interests, Liens, or security interests securing this Guarantee, would, but for the application of this sentence, constitute a fraudulent conveyance, this Guarantee and each such Lien and security interest shall be valid and enforceable only to the maximum extent that would not cause this Guarantee or such interest, Lien, or security interest to constitute a Fraudulent Conveyance, and this Guarantee shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or other applicable laws of any state, as in effect from time to time.

3. Costs and Expenses. The Company and each Guarantor, jointly and severally, agrees to pay on demand, all reasonable Costs and Expenses of every kind incurred by any Purchaser: (i) in enforcing this Guarantee or any other Transaction Document, (ii) in collecting any of the Obligations from any Guarantor pursuant to this Guarantee or any other Transaction Document, (iii) in realizing upon or protecting or preserving any Collateral (as defined in the Purchase Agreement), and (iv) in connection with any amendment of, modification to, waiver, or forbearance granted under, or enforcement or administration of this Guarantee or any other Transaction Document or for any other purpose in connection with this Guarantee or any other Transaction Document, in each case, to the extent a Purchaser may take such action pursuant to the terms and conditions of this Guarantee; but limited, in the case of legal fees and expenses, to one counsel to the Purchasers, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional counsel to all affected Purchasers, taken as a whole (and, if reasonably necessary, one local counsel in any relevant jurisdiction to all such Persons, taken as a whole and, solely in the case of any such an actual or potential conflict of interest, one additional local counsel to all affected Purchasers taken as a whole, in each such relevant jurisdiction). A Purchaser may take such action pursuant to the terms and conditions of this Guarantee. “Costs and Expenses” as used in the preceding sentence shall include, without limitation, reasonable and documented out of pocket attorneys’ fees incurred by any Purchaser in retaining legal counsel for advice, suit, appeal, any insolvency, or other proceedings under the Bankruptcy Code or otherwise, or for any purpose specified in the preceding sentence.

4. Nature of Guarantee: Continuing, Absolute and Unconditional.

(a) This Guarantee is and is intended to be a continuing guaranty of payment of the Obligations, and not of collectability, and is intended to be independent of and in addition to any other guaranty, endorsement, collateral, or other agreement held by a Purchaser whether or not furnished by a Guarantor. None of the Purchasers shall be required to prosecute collection, enforcement, or other remedies against any Company, any other Guarantor or guarantor of the Obligations or any other person or entity, or to enforce or resort to any of the Collateral or other rights or remedies pertaining thereto, before calling on a Guarantor for payment. The obligations of each Guarantor to repay the Obligations hereunder shall be unconditional. The Guarantor shall have no right to exercise any right of subrogation, reimbursement, indemnity, exoneration, contribution, or any other claim which it may now or hereafter have against any Company in connection with this Guarantee until the termination of this Guarantee in accordance with Section 8 below, and hereby waives any benefit of, and any right to participate in, any security or collateral given to a Purchaser to secure payment of the Obligations, and each Guarantor agrees that it will not take any action to enforce any obligations of any Company to such Guarantor prior to the Obligations being finally and irrevocably paid in full in cash, provided that, in the event of the bankruptcy or insolvency of any Company, to the extent the Obligations have not been finally and irrevocably paid in full in cash, each Purchaser shall be entitled notwithstanding the foregoing, to file in the name of any Guarantor or in its own name a claim for any and all indebtedness owing to a Guarantor by such Company (exclusive of this Guarantee), vote such claim, and to apply the proceeds of any such claim to the Obligations.

(b) For the further security of the Purchasers and without in any way diminishing the liability of the Guarantors, following the occurrence and during the continuance of an Event of Default, all debts and liabilities, present or future, of the Company to the Guarantors, and all monies received from any Company or for its account by the Guarantors in respect thereof shall be received in trust for the Purchasers and promptly following receipt shall be paid over to the Purchasers, until all of the Obligations have been paid in full in cash. This assignment and postponement is independent of and severable from this Guarantee and shall remain in full effect whether or not any Guarantor is liable for any amount under this Guarantee.

(c) This Guarantee is absolute and unconditional and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever, except as herein provided. This Guarantee is intended by the Guarantors to be the final, complete, and exclusive expression of the guarantee agreement among the Company, the Guarantors, and the Purchasers (except as expressly limited by the express terms of this Guarantee). No modification or amendment of any provision of this Guarantee shall be effective against any party hereto unless in writing and signed by a duly authorized officer of such party. This Guarantee, together with the other Transaction Documents, supersedes all other prior oral or written agreements between a Purchaser, the Company, the Guarantors, their respective Affiliates and Persons acting on their respective behalves with respect to the matters discussed herein, and this Guarantee, together with the other Transaction Documents and the other instruments referenced herein and therein, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, any Guarantor, or a Purchaser makes any representation, warranty, covenant, or undertaking with respect to such matters. As of the date of this Guarantee, there are no unwritten agreements between the parties with respect to the matters discussed herein. No provision of this Guarantee may be amended, modified, or supplemented other than by an instrument in writing signed by the parties hereto.

(d) Each Guarantor hereby releases the Purchasers from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any, “claims” (as defined in Section 101(5) of the Bankruptcy Code), whether arising under any law, ordinance, rule, regulation, order, policy, or other requirement of any domestic or foreign governmental authority or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or assets or otherwise, to which the Guarantors are or would at any time be entitled by virtue of its obligations hereunder, any payment made pursuant hereto or the exercise by a Purchaser of its rights with respect to the Collateral (as defined in the Purchase Agreement), including any such claims to which such Guarantor may be entitled as a result of any right of subrogation, exoneration, or reimbursement.

5. Certain Rights and Obligations.

(a) Each Guarantor acknowledges and agrees that a Purchaser may, without notice, demand or any reservation of rights against such Guarantor and without affecting such Guarantor’s obligations hereunder, from time to time:

(i) renew, extend, increase, accelerate, or otherwise change the time for payment of, the terms of or the interest on the Obligations or any part thereof or grant other indulgences to any Guarantor or others;

(ii) accept from any Person and hold Collateral (as defined in the Purchase Agreement) for the payment of the Obligations or any part thereof, and modify, exchange, enforce or refrain from enforcing, or release, compromise, settle, waive, subordinate, or surrender, with or without consideration, such Collateral (as defined in the Purchase Agreement) or any part thereof;

(iii) accept and hold any endorsement or guaranty of payment of the Obligations or any part thereof, and discharge, release, or substitute any such obligation of any such endorser or guarantor, or discharge and release or compromise any Guarantor, or any other Person who has given any security interest in any Collateral (as defined in the Purchase Agreement) as security for the payment of the Obligations or any part thereof, or any other Person in any way obligated to pay the Obligations or any part thereof, and enforce or refrain from enforcing, or compromise or modify, the terms of any obligation of any such endorser, guarantor, or Person;

(iv) dispose of any and all Collateral (as defined in the Purchase Agreement) securing the Obligations in its reasonable discretion, as it may deem appropriate, and direct the order or manner of such disposition and the enforcement of any and all endorsements and guaranties relating to the Obligations or any part thereof as a Purchaser in its reasonable discretion may determine;

(v) subject to the terms of the Note, determine the manner, amount, and time of application of payments and credits, if any, to be made on all or any part of any component or components of the Obligations (whether principal, interest, fees, costs, and expenses, or otherwise), including, without limitation, the application of payments received from any source to the payment of Indebtedness other than the Obligations even though a Purchaser might lawfully have elected to apply such payments to the Obligations or to amounts which are not covered by this Guarantee;

(vi) take advantage or refrain from taking advantage of any security or accept or make or refrain from accepting or making any compositions or arrangements when and in such manner as a Purchaser, in its sole discretion, may deem appropriate; and

(vii) generally do or refrain from doing any act or thing which might otherwise, at law or in equity, release the liability of such Guarantor as a guarantor or surety in whole or in part, and in no case shall a Purchaser be responsible or shall any Guarantor be released either in whole or in part for any act or omission in connection with a Purchaser having sold any security at less than its fair market value.

(b) Following the occurrence and during the continuance of an Event of Default (as defined in the Note), and upon demand by a Purchaser, each Guarantor, jointly and severally, hereby agrees to pay the Obligations to the extent hereinafter provided and to the extent unpaid:

(i) without deduction by reason of any setoff, defense (other than payment), or counterclaim of the Company or any other Guarantor;

(ii) without requiring presentment, protest, or notice of nonpayment or notice of default to the Company, any other Guarantor or any other Person;

(iii) without demand for payment or proof of such demand or filing of claims with a court in the event of receivership, bankruptcy, or reorganization of the Company or any other Guarantor;

(iv) without requiring a Purchaser to resort first to the Company (this being a guaranty of payment and not of collection), to any other Guarantor, or to any other guaranty or any collateral which a Purchaser may hold;

(v) without requiring notice of acceptance hereof or assent hereto by a Purchaser; and

(vi) without requiring notice that any of the Obligations has been incurred, extended, or continued or of the reliance by a Purchaser upon this Guarantee;

all of which each Guarantor hereby irrevocably waives.

(c) Each Guarantor’s obligation hereunder shall not be affected by any of the following, all of which such Guarantor hereby waives:

(i) any failure to perfect or continue the perfection of any security interest in or other Lien on any Collateral securing payment of any of the Obligations or any Guarantor’s obligation hereunder;

(ii) the invalidity, unenforceability, propriety of manner of enforcement of, or loss or change in priority of any document or security interest or other Lien or guaranty of the Obligations;

(iii) any failure to protect, preserve, or insure any Collateral;

(iv) failure of a Guarantor to receive notice of any intended disposition of any Collateral;

(v) any defense arising by reason of the cessation from any cause whatsoever of liability of any Guarantor including, without limitation, any failure, negligence, or omission by any Purchaser in enforcing its claims against the Company;

(vi) any release, settlement, or compromise of any Obligation of the Company, any other Guarantor or any other Person guaranteeing the Obligations;

(vii) the invalidity or unenforceability of any of the Obligations;

(viii) any change of ownership of the Company, any other Guarantor or any other Person guaranteeing the Obligations or the insolvency, bankruptcy, or any other change in the legal status of the Company, any Guarantor, or any other Person guaranteeing the Obligations;

(ix) any change in, or the imposition of, any law, decree, regulation, or other governmental act which does or might impair, delay or in any way affect the validity, enforceability, or the payment when due of the Obligations;

(x) the existence of any claim, setoff, or other rights which the Company, the Guarantor, any other Guarantor or guarantor of the Obligations or any other Person may have at any time against any Purchaser in connection herewith or any unrelated transaction;

(xi) any Purchaser’s election in any case instituted under chapter 11 of the Bankruptcy Code, of the application of section 1111(b)(2) of the Bankruptcy Code;

(xii) any use of cash Collateral, or grant of a security interest by any Company, as debtor in possession, under sections 363 or 364 of the Bankruptcy Code;

(xiii) the disallowance of all or any portion of any of any Purchaser’s claims for repayment of the Obligations under sections 502 or 506 of the Bankruptcy Code;

(xiv) any stay or extension of time for payment by the Company or any Guarantor resulting from any proceeding under the Bankruptcy Code or any other applicable law; or

(xv) any other fact or circumstance which might otherwise constitute grounds at law or equity for the discharge or release of a Guarantor from its obligations hereunder, all whether or not such Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (xiv) of this Section 5(c).

6. Representations and Warranties. Each Guarantor further represents and warrants to each Purchaser: (a) such Guarantor is a corporation or other entity duly incorporated or organized, as applicable, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has full power, authority, and legal right to own its property and assets and to transact the business in which it is presently engaged; (b) such Guarantor has full power, authority, and legal right to execute and deliver, and to perform its obligations under, this Guarantee, and has taken all necessary action to authorize the guarantee hereunder on the terms and conditions of this Guarantee and to authorize the execution, delivery, and performance of this Guarantee; (c) this Guarantee has been duly executed and delivered by such Guarantor and constitutes a legal, valid, and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that such enforceability is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, and moratorium laws and other laws of general application affecting enforcement of creditors’ rights generally, or the availability of equitable remedies, which are subject to the discretion of the court before which an action may be brought; (d) the execution, delivery, and performance by each Guarantor of this Guarantee does not require any action by or in respect of, or filing with, any governmental body, agency or official and do not violate, conflict with or cause a breach or a default under any provision of (i) applicable law or regulation, (ii) the organizational documents of such Guarantor, (iii) any judgment, injunction, order, decree, or other instrument binding upon it, or (iv) any agreement binding upon it; and (e) the Guarantors are all of the subsidiaries of the Company.

7. Covenants. Each Guarantor covenants with each Purchaser that such Guarantor shall not grant any security interest in or permit any Lien upon any of its assets in favor of any Person other than Permitted Liens (as defined in the Note) and security interests in favor of a Purchaser. Each Guarantor agrees that it shall not take any action or engage in any transaction that such Guarantor is prohibited from taking or engaging in pursuant to the terms of the Transaction Documents. In addition, each Guarantor agrees to comply with the terms of the Transaction Documents to the same extent that the Company is required to cause the Guarantors to comply with such terms of the Transaction Documents. Each Guarantor, by its signature hereto, hereby acknowledges and agrees that a breach by such Guarantor of this Agreement constitutes an “Event of Default” under the Note and the other Transaction Documents.

8. Termination. This Guarantee shall not terminate until the full and complete performance and indefeasible satisfaction of all of the Obligations (including, without limitation, the indefeasible payment in full in cash of all such Obligations) (i) in respect of the Transaction Documents, and (ii) with respect to which claims have been asserted by a Purchaser arising out of or relating to the Transaction Documents. Thereafter, but subject to the following, a Purchaser shall take such actions and execute such documents as the Guarantors may reasonably request (and at the Guarantors’ cost and expense) in order to evidence the termination of this Guarantee. Payment of all of the Obligations owing from time to time shall not operate as a discontinuance of this Guarantee. Each Guarantor further agrees that, to the extent that the Company or a Guarantor makes a payment to a Purchaser on the Obligations, or a Purchaser receives any proceeds from the Collateral (as defined in the Purchase Agreement) securing the Obligations or any other payments with respect to the Obligations, which payment or receipt of proceeds or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be returned or repaid to the Company, a Guarantor or any of their respective estates, trustees, receivers, debtors in possession, or any other Person under any insolvency or bankruptcy law (including, but not limited to the Bankruptcy Code), state or federal law, common law, or equitable cause, then to the extent of such payment, return or repayment, the obligation or part thereof which has been paid, reduced, or satisfied by such amount shall be reinstated and continued in full force and effect as of the date when such initial payment, reduction, or satisfaction occurred, and this Guarantee shall continue in full force notwithstanding any contrary action which may have been taken by any Purchaser in reliance upon such payment, and any such contrary action so taken shall be without prejudice to any Purchaser’s rights under this Guarantee and shall be deemed to have been conditioned upon such payment having become final and irrevocable. Upon satisfaction of the Obligations in accordance with this Section 8, the Guarantors’ obligations under this Guarantee shall immediately terminate and this Guarantee shall be void.

9. Guarantee of Performance. Each Guarantor also, jointly and severally, guarantees the full, prompt, and unconditional performance of all Obligations and agreements of every kind owed or hereafter to be owed by the Company or the other Guarantors to any Purchaser under this Guarantee and the other Transaction Documents. Every provision for the benefit of the Purchasers contained in this Guarantee shall apply to the guaranty of performance given in this Section 9.

10. Assumption of Liens and Obligations. To the extent that a Guarantor has received or shall hereafter receive distributions or transfers from the Company of property or cash that are subject, at the time of such distribution or transfer, to Liens and security interests in favor of the Purchasers in accordance with the Transaction Documents, such Guarantor hereby expressly agrees that (i) it shall hold such assets subject to such Liens and security interests, and (ii) it shall be liable for the payment of the Obligations secured thereby. Each Guarantor’s obligations under this Section 10 shall be in addition to its obligations as set forth in other sections of this Guarantee and not in substitution therefor or in lieu thereof.

11. Miscellaneous.

(a) The terms “Company” and “Guarantor” as used in this Guarantee shall include: (i) any successor individuals, associations, partnerships, limited liability companies, corporations, or other entities to which all or substantially all of the business or assets of such Company or such Guarantor shall have been transferred and (ii) any other associations, partnerships, limited liability companies, corporations, or entities into or with which such Company or such Guarantor shall have been merged, consolidated, reorganized, or absorbed.

(b) Without limiting any other right of any Purchaser, whenever a Purchaser has the right to declare any of the Obligations to be immediately due and payable (whether or not it has been so declared), such Purchaser at its sole election without notice to the undersigned may appropriate and set off against the Obligations:

(i) any and all indebtedness or other moneys due or to become due the Company or to any Guarantor by the Purchaser in any capacity and whether arising out of or related to the Transaction Documents or otherwise; and

(ii) any credits or other property belonging to the Company or any Guarantor (including all account balances, whether provisional or final and whether or not collected or available) at any time held by or coming into the possession of the Purchaser, or any Affiliate of the Purchaser, whether for deposit or otherwise;

in each case, whether or not then due and owing, and the applicable Purchaser shall be deemed to have exercised such right of set off immediately at the time of such election even though any charge therefore is made or entered on any Purchaser’s records subsequent thereto. The applicable Purchaser agrees to notify such Guarantor in a reasonable time of any such set-off; however, failure of the Purchaser to so notify such Guarantor shall not affect the validity of any set-off.

(c) Each Guarantor’s obligation hereunder is to pay the Obligations in full in cash when due according to this Guarantee, the Notes, the other Transaction Documents, and any other agreements, documents, and instruments governing the Obligations to the extent provided herein, and shall not be affected by any stay or extension of time for payment for the benefit of the Company or any other Guarantor resulting from any proceeding under the Bankruptcy Code or any other applicable law.

(d) No course of dealing between the Company or any Guarantor, on the one hand, and a Purchaser, on the other hand, and no act, delay, or omission by a Purchaser in exercising any right or remedy hereunder or with respect to any of the Obligations shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of each Purchaser hereunder are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.

(e) This Guarantee shall inure to the benefit of the parties hereto and their respective successors and assigns.

(f) Any Purchaser may assign its rights hereunder, in which event such assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights.

(g) Captions of the sections of this Guarantee are solely for the convenience of the parties hereto, and are not an aid in the interpretation of this Guarantee and do not constitute part of the agreement of the parties set forth herein.

(h) If any provision of this Guarantee is unenforceable in whole or in part for any reason, the remaining provisions shall continue to be effective.

(i) All questions concerning the construction, validity, enforcement, and interpretation of this Guaranty shall be governed by the Purchase Agreement. Any action, proceeding, or claim arising out of, or relating in any way to, this Guarantee shall be brought and enforced only as provided in the Purchase Agreement.

12. Notices. All notices, approvals, requests, demands, and other communications hereunder shall be delivered or made in the manner set forth in, and shall be effective in accordance with the terms of, the Purchase Agreement; provided, that any communication shall be effective as to any Guarantor if made or sent to the Company in accordance with the foregoing.

13. Waivers.

(a) Each Guarantor waives the benefit of all valuation, appraisal, and exemption laws.

(b) Upon the occurrence of a default or Event of Default (as defined in the Notes), each Guarantor hereby waives all rights to notice and hearing of any kind prior to the exercise by any Purchaser of its rights to repossess the Collateral without judicial process or to replevy, attach, or levy upon the Collateral without prior notice or hearing. Each Guarantor acknowledges that it has been advised by counsel of its choice with respect to this transaction and this Guarantee.

(c) Each Guarantor waives its rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this guaranty, or the other transaction documents, in any action, proceeding, or other litigation of any type brought by any Purchaser. Each Guarantor agrees that any such claim or cause of action shall be tried by a court without a jury. Without limiting the foregoing, each guarantor further agrees that its right to a trial by jury is waived by operation of this section as to any action, counterclaim, or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Guarantee or any provision hereof. This waiver shall apply to any subsequent amendments, renewals, supplements, or modifications to this Guarantee.

14. Payments Free of Taxes.

(a) Definitions. In this Section 14:

(i) “Excluded Taxes” means, with respect to the Purchasers, or any other recipient of any payment to be made by or on account of any obligations of any Guarantor under this Guarantee, or under any other Transaction Document, income, or franchise taxes imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located.

(ii) “Governmental Authority” means the government of the United States of America or any other nation, or any political subdivision thereof, whether state or local, or any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government over the company or any of the Guarantors, or any of their respective properties, assets, or undertakings.

(iii) “Indemnified Taxes” means Taxes other than Excluded Taxes.

(iv) “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, or withholdings imposed by any Governmental Authority.

(b) Any and all payments by or on account of the Obligations of any of the Guarantors under this Guarantee or any other Transaction Document shall be made without any set-off, counterclaim, or deduction and free and clear of and without deduction for any Indemnified Taxes; provided that if any Guarantor shall be required to deduct any Indemnified Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 14(b)), the Purchasers, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make such deductions, and (iii) such Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

15. Indemnification by the Guarantors. Each Guarantor shall indemnify the Purchasers, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Purchasers, as applicable, on or with respect to any payment by or on account of any obligation of such Guarantor under this Guarantee and the other Transaction Documents (including Indemnified Taxes or imposed or asserted on or attributable to amounts payable under this Section 15) and any penalties, interest, and reasonable expenses including reasonable attorneys’ fees arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of any Purchaser as to the amount of such payment or liability under this Section 15 shall be delivered to such Guarantor and shall be conclusive absent manifest error.

16. Counterparts; Headings. This Guarantee may be executed in two or more identical counterparts, all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party; provided that a facsimile, .pdf, or similar electronically transmitted signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature. The headings in this Guarantee are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

17. Rights of Contribution. The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment. The payment obligations of any Guarantor under this Section 17 shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been paid in full in cash, and none of the Guarantors shall exercise any right or remedy under this Section 17 against any other Guarantor until such Obligations have been paid in full in cash. For purposes of this Section 17, (a) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Obligations; (b) “Ratable Share” shall mean, for any Guarantor in respect of any payment of Obligations, the ratio (expressed as a percentage) as of the date of such payment of Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Company and the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Guarantors hereunder) of the Company and the Guarantors, provided, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) “Contribution Share” shall mean, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the Obligations) of the Company and the Guarantors other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 17 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under law against the Company in respect of any payment of Obligations.

[Signature page follows]

IN WITNESS WHEREOF, each Company and the Guarantors have executed this Guarantee as of the date first written above.

COMPANY:

Elevai Labs Inc.

By:	/s/ Graydon Bensler
	Name:	Graydon Bensler
	Title:	Chief Executive Officer and Chief Financial Officer

GUARANTORS:

Elevai Skincare Inc.

By:	/s/ Graydon Bensler
	Name:	Graydon Bensler
	Title:	Chief Financial Officer

Elevai Research Inc.

By:	/s/ Graydon Bensler
	Name:	Graydon Bensler
	Title:	Chief Financial Officer

Elevai Biosciences Inc.

By:	/s/ Graydon Bensler
	Name:	Graydon Bensler
	Title:	Chief Financial Officer

Signature Page to Subsidiary Guarantee Agreement

IN WITNESS WHEREOF, each Purchaser has executed this Guarantee as of the date first written above.

Name of Purchaser: _____________________________________________________

Signature of Authorized Signatory of Purchaser:

_____________________________________________________

Name of Authorized Signatory:

___________________________________________________________________

Name of Purchaser:

____________________________________________________________________________

Signature of Authorized Signatory of Purchaser:

_____________________________________________________

Name of Authorized Signatory:

___________________________________________________________________

Purchaser Signature Page to Guarantee Agreement

EXHIBIT A

Form of Joinder to

Subsidiary Guarantee

This Joinder Agreement is made between the undersigned, a [_________],

(the “New Subsidiary”) and ########################## as a Purchaser under that certain Subsidiary Guarantee dated as of _[___________] (as amended, restated, supplemented or otherwise modified from time to time, the “Guarantee”) by and among the Company, the Guarantors; together with each other Person that becomes a Guarantor thereunder after the date and pursuant to the terms thereof, to and in favor of the Purchasers. Capitalized terms herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee.

1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Guarantee and a “Guarantor” for all purposes of the Guarantee, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Guarantee. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Guarantee. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to the Purchasers, as provided in the Guarantee, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2. The New Subsidiary represents and warrants that the representations and warranties set forth in Section 6 of the Guarantee are, with respect to the undersigned, true and correct as of the date hereof.

3. From and after the date hereof, each reference to a Guarantor in the Guarantee shall be deemed to include the undersigned.

4. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

5. THIS AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder this ___ day of

_____________, 202___.

[____________________________]